As filed with the Securities and Exchange Commission on October 1, 2008.

Registration No. 333-50018

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-effective Amendment No. 4 to

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HILB ROGAL & HOBBS COMPANY

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	6411 (Primary Standard Industrial Classification Code Number)	54-1194795 (I.R.S. Employer Identification Number)

4951 Lake Brook Drive, Suite 500

Glen Allen, Virginia 23060

(804) 747-6500

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

__________________

A. Brent King

Vice President and General Counsel

Hilb Rogal & Hobbs Company

4951 Lake Brook Drive, Suite 500

Glen Allen, Virginia 23060

(804) 747-6500

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

___________

Not applicable

(Approximate date of commencement of the proposed sale to the public)

If the securities being registered on this Form area being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registration is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

This Post-effective Amendment No. 4 to Registration Statement on Form S-4 (No. 333-50018) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 4 to the registration statement on Form S-4 (File No. 333-50018) (the “Registration Statement”) is being filed by Hilb Rogal & Hobbs Company (the “Company”) to deregister all of the shares of Company common stock remaining unissued under the Registration Statement as of the effective date of this Post-Effective Amendment No. 4.

On October 1, 2008, pursuant to the terms of the Agreement and Plan of Merger, dated as of June 7, 2008 (the “Merger Agreement”), by and among Willis Group Holdings Limited (“Willis”) and the Company, the Company merged with and into Willis, with Willis as the surviving corporation. As a result of the merger, the Company has terminated all offerings of its securities under existing registration statements, including the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.	Exhibits and Financial Statement Schedules.

The following exhibits are filed on behalf of the Registrant as part of this Post-Effective Amendment No. 4 to the Registration Statement:

24	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the county of Henrico, Commonwealth of Virginia, on September 30, 2008.

HILB ROGAL AND HOBBS COMPANY

By:	/s/ Walter L. Smith
Walter L. Smith
Senior Vice President, Business Practices &
Quality Assurance and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Chairman, Chief Executive	September 30, 2008
Martin L. Vaughan, III	Officer and Director (Principal Executive Officer)
*	Executive Vice President and	September 30, 2008
Michael Dinkins	Chief Financial Officer (Principal Financial Officer)
*	Vice President and Controller	September 30, 2008
John Hamerski	(Principal Accounting Officer)
*	Director	September 30, 2008
Julie A. Beck
Director
Theodore L. Chandler, Jr.
*	Director	September 30, 2008
Robert W. Fiondella

Signature	Title	Date
Director
Robert H. Hilb
Director
Anthony F. Markel
*	Director	September 30, 2008
Scott R. Royster
*	Director	September 30, 2008
Julious P. Smith, Jr.
Director
Warren M. Thompson
*	Director	September 30, 2008
Robert S. Ukrop

*

Walter L. Smith, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to the powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission as Exhibit 24 to this Post-Effective Amendment No. 4 to the Registration Statement.

September 30, 2008	/s/ Walter L. Smith
Walter L. Smith
Senior Vice President, Business Practices &

   Quality Assurance and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

24	Powers of Attorney.